                             SAN HOLDINGS, INC.
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               SAN HOLDINGS, INC.
 ................................................................................
                (Name of Registrant as Specified in its Charter)

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900 W. Castleton Road, Suite 100

Castle Rock, Colorado 80104

NOTICE OF ANNUAL MEETING

September 21, 2001

Dear SANZ Shareholder:

        You are cordially invited to attend the SAN Holdings, Inc. annual meeting of shareholders. It will be held at the Comfort Suites Hotel, 4755 Castleton Way, Castle Rock, Colorado, on Monday, October 29, 2001, at 10:00 a.m. local time. Our Board of Directors has called the meeting.

        The accompanying proxy statement describes the matters to be presented for approval at the annual meeting. In summary, the agenda of the meeting will include:

º	the election of directors;

º	proposals to amend our Articles of Incorporation to reduce the shareholder vote required to approve certain extraordinary matters, to extend protection and indemnification provided to our directors and officers, and to increase our authorized shares of common stock; and

º	the ratification of our auditors.

        Your proxy card is enclosed. Representation of your shares at the meeting is very important. We urge each shareholder, whether or not you plan to attend the meeting, to promptly vote by proxy or Internet. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person. If your shares are held “in street name,” or “of record” in a brokerage or other account, you must give your broker specific instructions to vote on some of the proposals. The proxy statement and accompanying proxy card will be mailed to shareholders commencing approximately September 27, 2001.

        At the meeting, management will give a brief report on the operations and direction of the Company. I hope you will be able to attend.

        You may notice that the format of this proxy statement is different from others you may have seen. The Securities and Exchange Commission is encouraging companies to write documents for investors in plain English, and we support this effort. We hope that this format will help make the attached proxy statement easier to understand.

                                                                                                                                            Sincerely,

                                                                                                                                            John Jenkins
                                                                                                                                            Chairman and Chief Executive Officer

____________________________________________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

Monday, October 29, 2001, 10:00 a.m., Mountain Time

Comfort Suites Hotel - Castle Rock
4755 Castleton Way, Castle Rock, Colorado 80104

____________________________________________________

        The Board of Directors of SAN Holdings, Inc. is soliciting proxies to be used at the 2001 annual meeting and at any adjournments or postponements thereof. The Company will pay the costs of this solicitation.

        In addition to this solicitation by mail, our directors and officers may solicit proxies in person, or by telephone, telegram and facsimile. They will not receive any additional compensation for soliciting proxies. However, we will reimburse banks, brokers and others holding shares in their names or the names of the nominees or otherwise, for reasonable out-of-pocket expenses they incurred in sending these proxy materials to the beneficial owners of those shares.

ABOUT THE MEETING

What Matters Will Be Voted On?

        At the meeting, shareholders will be asked to vote upon the following matters:

1.	Electing three directors to terms expiring at the next annual meeting;

2.	Amending our Articles of Incorporation to reduce the shareholder vote necessary to amend the Articles of Incorporation and approve certain extraordinary matters and major transactions, from two-thirds to a majority of outstanding shares;

3.	Amending our Articles of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 shares to 75,000,000 shares;

4.	Amending our Articles of Incorporation to limit the personal monetary liability of our directors for certain breaches of fiduciary duty, and require the Company to indemnify our directors, officers, employees and agents to the fullest extent permitted by the Colorado Business Corporation Act;

5.	Ratification of the appointment of Grant Thornton LLP as our auditors for 2001; and

6.	Any and all other business that properly comes before the meeting or any adjournment of the meeting.

Who Is Entitled to Vote at the Annual Meeting?

        All shareholders who owned our common stock at the close of business on the record date, September 7, 2001, are entitled to receive notice of the annual meeting and to vote the shares they held as of that date at the meeting, and at any postponement or adjournments of the meeting.

What Are the Voting Rights of Shareholders?

        Each outstanding share is entitled to one vote on all matters to be considered.

Who Can Attend the Annual Meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What Does It Mean If I Receive More Than One Proxy Card?

        It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What Constitutes a Quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the annual meeting. As of September 7, 2001, the record date, 18,131,860 shares of our common stock were issued and outstanding.

        Your common stock will be counted as present at the meeting if you:

º	are present at the meeting; or
º	have properly submitted a proxy card or voted over the Internet.

        Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered to be present at the meeting to establish a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so. If not enough shares are present at the meeting for a quorum or to approve proposals, the meeting may be adjourned to permit further solicitation of proxies.

How do I Vote?

        If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. If your shares are held “in street name,” or “of record” in a brokerage or other account, you must give your broker specific instructions to vote on some of the proposals. Street name shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. Even if you plan to attend the annual meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card or vote by Internet in advance of the meeting.

Can I Vote Electronically?

        If you are a registered shareholder (that is, if you hold your stock in certificate form), you may vote through the Internet by following the instructions included with your proxy card. If your shares are held in street name, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote electronically.

        The deadline for voting electronically is 11:59 p.m. (Eastern Time) on October __, 2001.

Can I Change My Vote after I Return My Proxy Care or Vote Electronically?

        Yes. Giving management the enclosed proxy does not preclude your right to attend the meeting and vote in person, or to revoke your proxy, in whole or in part, should you so desire. A proxy may be revoked at any time prior to its exercise by: providing notice in writing that the proxy is revoked; presenting to the Company a later-dated proxy; or attending the meeting and voting in person. If you have voted electronically, you may change your vote at any time up to the 11:59 p.m., Eastern Time, October __, 2001 deadline.

What Are the Recommendations of Our Board of Directors?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Our Board of Directors’ recommendations are set forth together with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote:

º	for the election of the nominated directors (see page 5);
º	for all amendments to our Articles of Incorporation (see pages 6 -10); and
º	for the proposal to ratify and approve the selection of Grant Thornton LLP as our auditors for 2001 (see page 10).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What Vote is Required to Approve Each Item?

        Election of Directors. Directors are elected by a plurality vote of shares present at the meeting. This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot, without respect to either (i) broker non-votes or (ii) proxies marked “withhold authority.” In an uncontested election of directors, the plurality requirement is not a factor, since the number of candidates is equal to the number of available seats. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Accordingly, a “WITHHOLD AUTHORITY” vote will have the effect of a negative vote.

        Amendments to Articles of Incorporation. Proposals Two, Three, and Four require that two-thirds of the Company’s outstanding shares be voted “FOR” the proposals. On each proposal, a shareholder may: (i) vote “FOR” the proposal; or (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” with respect to the proposal. When the votes are counted for these proposals, both broker non-votes and proxies marked “ABSTAIN” as to that matter are ignored. Accordingly, an abstention will have the effect of a negative vote.

        Ratification of Auditors. Proposal Five requires that a majority of the votes cast at the meeting be cast “FOR” the proposal. A shareholder may: (i) vote “FOR” the proposal; or (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” with respect to the proposal. When the votes are counted for these proposals, both broker non-votes and proxies marked “ABSTAIN” as to that matter are ignored. Accordingly, an abstention will have the effect of a negative vote.

        If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters, and will not be counted in determining the number of shares necessary for approval. However, shares represented by “broker non-votes” will be counted in determining whether there is a quorum.

        Other Matters. As to any other matters that may properly come before the meeting, a majority of the votes cast by shareholders shall be sufficient to approve the matter, unless otherwise required by law, the Articles, or the Bylaws.

        Management and the Board of Directors of the Company know of no other matters to be brought before the meeting other than as described herein. If any other matters properly are presented to the shareholders for action at the meeting and any adjournments or postponements thereof, the proxy holders named in the enclosed proxy intend to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

Do I Have any Dissenters' Rights?

        No. Under the laws of the State of Colorado, dissenters’ rights are not available to our shareholders with respect to matters to be voted on at the annual meeting.

Where Can I Find the Voting Results of the Meeting?

        The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-QSB for the third quarter of 2001.

Where Can I Find Additional Information About the Company?

        Our Form 10-KSB for the year ended December 31, 2000 and Form 10-QSB for the quarter ended June 30, 2001 are being mailed to shareholders with or in advance of this Proxy Statement. However, they are not incorporated into this proxy statement and are not to be considered a part of the Proxy Statement or soliciting materials.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows, as of September 7, 2001, the number of shares beneficially owned by: (1) each person or group we believe to be the beneficial owner of more than five percent of our shares; (2) all directors and director-nominees; (3) all executive officers required to be named in the Summary Compensation Table; and (4) all directors and executive officers as a group.

                                                  Amount and Nature of
Name and Address of Beneficial Owner              Beneficial Ownership   Percent of Class
-------------------------------------             --------------------   ----------------

John Jenkins                                            345,000(1)            1.9%
900 West Castleton Road, Suite 100
Castle Rock, CO  80104

Holly J. Burlage                                         50,000(2)             *
900 West Castleton Road, Suite 100
Castle Rock, CO  80104

Robert K. Brooks                                         65,000(3)             *
900 West Castleton Road, Suite 100
Castle Rock, CO  80104

William R. Hipp                                          58,333(3)             *
900 West Castleton Road, Suite 100
Castle Rock, CO  80104

All executive officers and directors
  as a group (4 persons)                                518,333               2.8%

                                                  Amount and Nature of
Name and Address of Beneficial Owner              Beneficial Ownership   Percent of Class
-------------------------------------             --------------------   ----------------

L. W. Buxton                                          1,237,667(4)            6.8%
10691 E. Tomichi Drive
Franktown, CO 80116

Warren Smith                                          1,121,467 (5)           6.2%
930 Dolan Drive
Monument, CO 80132

_________________

* Less than 1%.

(1)	Includes 10,000 shares underlying an option currently exercisable at $2.25 per share to purchase shares from the Company and 100,000 shares underlying an option currently exercisable at $3.00 per share to purchase shares from another shareholder.

(2)	Includes 10,000 shares underlying an option currently exercisable at $2.25 per share.

(3)	Includes 5,000 shares underlying an option currently exercisable at $10.82 per share.

(4)	Includes 80,000 shares underlying options currently exercisable at $10.00 per share.

(5)	Includes 60,000 shares underlying options currently exercisable at $10.00 per share.

PROPOSAL ONE:
Election of Directors

        Our bylaws provide that our Board of Directors shall consist of one to seven members, with the exact number to be set by board resolution. Currently, the Board consists of three directors. Each director’s term is for one year or until his successor has been elected and qualified, unless he earlier resigns or is removed. Vacancies on the Board of Directors may be filled by a majority of the remaining members. Directors elected to fill vacancies serve until the next annual meeting of shareholders

        The Board of Directors has nominated its three current members for re-election. Unless you instruct the proxies differently on your proxy card, the proxies will vote for these nominees. We know of no currently proposed nominee for director who is unwilling or unable to serve. If a nominee is unavailable for election, the proxy holders will vote for another nominee proposed by the board.

Directors Nominated For Re-Election

John Jenkins, Chairman, CEO and President since November 2000. From January 1995 through June 2000, Mr. Jenkins was CEO, president and a director of TAVA Technologies, Inc., where he led the build-out of a national systems integration business. In 1999, all outstanding TAVA shares were sold in a cash transaction approved by TAVA shareholders. Prior to joining TAVA, he had served as president of Morgan Technical Ceramics, Inc., a wholly-owned subsidiary of Morgan Crucible plc, a diversified industrial products company based in England and publicly-traded on the London stock exchange, and vice president and general manager of the structural ceramic division of Coors Ceramic Company, a subsidiary of Adolph Coors Company. Age 51. Mr. Jenkins holds a B.S. from the University of Washington and a J.D. from the University of Denver.

Robert K. Brooks, Director since June 2000. Mr. Brooks has over 30 years of experience in the information technology industry, having held positions in recruiting, sales and management. In June 1993, he became chairman and managing partner of The Systems Group and Technical Directions, Inc., after it merged with his contract programming, consulting and project management firm. In January 1995, The Systems Group was acquired by ACS Technology Solutions, a wholly owned subsidiary of Affiliated Computer Services, an international IT services company (NYSE:ACS). From June 1993 through December 1999, Mr. Brooks served as senior vice president of Affiliated Computer Services and as executive vice president of ACS Technology Solutions, Inc. Currently, he is a director of Cornus Corporation of Medford, Oregon, a privately held desktop software products company. Age 58. He received a Bachelor of Science Degree in Psychology from the University of New Mexico in 1965.

William R. Hipp, Director since June 2000. Mr. Hipp is one of the co-founders of 2M Invest, a venture capital company based in California’s Silicon Valley, and he currently serves as its Managing Partner of US operations. Previously president and CEO of RadioMail Corporation (now BlueKite.com), president of Dowty Network Systems and vice president of Hughes Lan Systems (Sytek). He is chairman of the board of directors of, Retriever Communications (Australia), BlueKite and I’TeleWeb, and is a board member of 95Info, a Beijing-based joint venture with the Chinese government, Applied Magic, Cineform and Radiocosm. Age 61. Mr. Hipp holds an MBA in Finance and Economics from the University of Southern California.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

Meetings of The Board and Committees

        The Board of Directors held four formal meetings during 2000. Mishari Marafie attended less than 75% of the total number of meetings of the Board of Directors. In addition to formal meetings, the Board acted numerous times during 2000 by unanimous written consent after telephonic discussion among the members.

        The Board of Directors does not have a compensation committee or standing nominating committee, or committee performing similar functions.

        On September 10, 2001, the Board of Directors established an audit committee consisting of Mr. Hipp and Mr. Brooks. The audit committee members are independent as defined by the National Association of Securities Dealers' listing standards. Before that date, our full Board of Directors performed financial oversight functions which now will be undertaken by the audit committee.

Section 16(a) Beneficial Reporting Compliance

        Based on a review of filings with the Securities and Exchange Commission, as well as on copies of the reports we received from persons required to file and their written representations, we believe that during the year ended December 31, 2000, each of the following persons who are or were officers and/or directors of the Company filed their Forms 3’s late: Warren Smith, L.W. Buxton, Louis Coppage, Cory J. Coppage, William R. Hipp, Robert K. Brooks, and Kenneth L. Willis. Mishari Marafie, a director, failed to file a Form 3. In addition, L.W. Buxton filed one Form 4 reporting three transactions late; Warren Smith filed one Form 4 reporting one transaction late; and John Jenkins filed one Form 4 reporting one transaction late.

PROPOSAL TWO:
Amendment of Articles of Incorporation
to Reduce Vote Necessary For
Shareholder Approval of Certain
Transactions and of Amendments to
Our Articles of Incorporation

        The Board of Directors proposes to amend our Articles of Incorporation to reduce the affirmative shareholder vote necessary to approve the following transactions:

º	a plan of merger or share exchange;

º	sale, lease, exchange or other disposition of substantially all Company assets, not made in the usual course of our business;

º	dissolution of the Company; and

º	any amendment to the Articles of Incorporation.

        Currently, the affirmative vote of two-thirds of all classes of issued and outstanding shares is necessary to approve such major transactions. When the Company was organized in 1987, Colorado law required a two-thirds vote on these matters unless the Articles expressly reduced the vote to a majority of outstanding shares.

        The Company’s original Articles did not reduce the two-thirds vote to a majority vote, and the Company’s Articles of Incorporation have never been amended to reduce the two-thirds vote to a majority vote on these matters.

        The Board of Directors believes, for many reasons, that it is in the best interests of the Company to reduce the required vote to a majority of outstanding shares. The Board believes it is fundamentally unfair that a potential minority of shareholders has the ability to block the will of a majority of voting shareholders. This is so particularly since Colorado law grants rights to shareholders who oppose a plan of merger, consolidation, or exchange or any extraordinary sale, lease, exchange of substantially all assets. Shareholders have a right to “dissent” from these actions and obtain payment for their shares.

        As a practical matter, the Board also is concerned that with a large number of public shareholders it is extremely difficult, expensive, and time consuming to get two-thirds of the outstanding shares present in order to vote on an issue, much less to vote in favor of an issue. Shareholder apathy could effectively doom many transactions that voting shareholders overwhelmingly approve. Since no management affiliated shareholder owns a substantial block of our stock, we do not expect that the reduction of the required vote will unfairly reduce the ability of unaffiliated and minority shareholders to influence Company affairs.

Management Recommendation and Required Vote

        The Board of Directors has no present or contemplated plans to enter into any transaction that would require a two-thirds approval vote. Nevertheless, the Board believes that this change is timely and in the best interests of the Company and its shareholders and recommends a vote FOR Proposal Two.

        An affirmative vote of at least two-thirds of the outstanding shares is required to approve Proposal Two.

PROPOSAL THREE:
Amend the Articles of Incorporation
to Increase Authorized Common Stock
From 25,000,000 Shares to 75,000,000 Shares

        The Board of Directors is proposing that the number of authorized shares of common stock be increased from 25,000,000 to 75,000,000 (“Proposal Three”). As of the record date, 18,131,860 shares of common stock were outstanding, leaving only 6,868,140 shares available for future issuances. All of those shares are reserved for issuance upon exercise of warrants and options which are outstanding, although most are not currently exercisable.

        Management believes that authorizing a large number of additional shares will provide several long-term advantages to the Company and it shareholders. The passage of Proposal Three will enable us to pursue acquisitions or other transactions which management believes provide the potential for growth and profit. With the extremely limited number of shares currently available, it is difficult for us to evaluate or negotiate business combinations or other transactions, such as equity financings, that might enhance shareholder value.

        We currently are seeking and evaluating acquisition opportunities. Our prior acquisitions, and those contemplated, would leave the Company as the continuing entity, and would not require shareholder approval in and of themselves. However, transactions dependent upon an increase in authorized shares would be more likely to be undermined by delays, uncertainties and expenses involved in obtaining shareholder approval. Acquisitions currently can be completed using preferred stock, cash, debt, or a combination of those methods. However, management and the Board of Directors believe that it is in the best interest of the Company and its shareholders to complete acquisitions for common stock, thereby conserving cash and avoiding the cost and risk of debt financing.

        Presently, the Articles also authorize 10,000,000 shares of preferred stock. Proposal Three will not increase or decrease the number of authorized shares of preferred stock.

        In 2000, we acquired our subsidiary, Storage Area Networks, Inc., for preferred stock at a time when the Company did not have sufficient authorized common shares to complete that acquisition. The preferred shares were convertible to common stock at such time as sufficient common shares were available. To make common shares available for this purpose, the Board proposed, and shareholders approved, a reverse split of the outstanding common shares. We believe that a reverse split currently would not be in the best interest of shareholders, as the market price of post-split shares likely would be less than the current market value of the shares. Therefore, we are proposing that authorized common shares be increased.

        If Proposal Three is passed, shareholder approval will not be sought prior to the issuance of those additional shares unless such issuances relate to a merger, consolidation or other transaction that independently requires shareholder approval. The amendment is being recommended to you at this time in order to avoid any unnecessary delay and expense in connection with seeking shareholder approval for each specific future issuance of shares.

Certain Effects of the Proposed Amendment

        Management believes that approval of Proposal Three is essential for the growth of the Company and the Board has proposed a substantial increase in authorized Common Stock to provide flexibility to the Company’s management. However, in deciding how to vote upon Proposal Three, shareholders should consider the following.

        These additional shares, if issued, could have a substantial dilutive effect on present shareholders. Our Articles do not grant pre-emptive rights to shareholders. Therefore, shareholders are not entitled to purchase additional shares to maintain a constant percentage of ownership when additional shares are issued.

        Proposal Three is not a part of any plan by management to adopt a series of amendments to the Articles or Bylaws so as to make a takeover of the Company more difficult. However, Proposal Three could strengthen the position of management and might make the removal of management more difficult, even if it would be generally beneficial to the Company’s shareholders. The ability to issue a large number of shares without additional shareholder approval provides management with a means to negate the efforts of unfriendly tender offerors by issuing shares to others who are friendly or desirable to management. Also, Colorado law provides that a transaction is not void or voidable solely because a director has an interest in the transaction, if the relationship is known or disclosed and a sufficient number of disinterested directors approve the transaction. This ability to approve transactions with interested parties might be used in takeover or other situations to approve the issuance of shares to an interested party.

        Proposal Three is not the result of management’s knowledge of any specific effort to accumulate our securities, or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The Board is not submitting the proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board representation.

Management Recommendation and Required Vote

        The Board of Directors believes that approval of Proposal Three is in the best interests of the Company and its shareholders, and recommends a vote “FOR” the Proposal.

        The affirmative vote of at least two-thirds of all outstanding shares is required to approve Proposal Three.

PROPOSAL FOUR:
Amend the Articles of Incorporation
to Limit Liability of Directors in Certain
Circumstances and to Require the Company
to Indemnify its Directors, Officers,
Employees and Agents to the Fullest
Extent Permitted by Law

        The Board of Directors is proposing amendments to our Articles of Incorporation to limit liability of our directors for certain breaches of fiduciary duty and, to expand our obligations to indemnify our directors and others.

        Limitation of Liability. Colorado corporation law provides that a company may elect to limit or eliminate the potential monetary liability of directors to the company or its shareholders by reason of their breach of the fiduciary duty of care as directors. The provision does not permit any limitation upon or elimination of the liability of a director for:

º	disloyalty to the corporation or its shareholders;

º	failing to act in good faith;

º	engaging in intentional misconduct or a knowing violation of law;

º	obtaining an improper personal benefit from the company; or

º	approving payment of a dividend, a stock repurchase, a distribution of assets to shareholders during liquidation or the making or guaranteeing of a loan to a director, to the extent that any such actions are illegal under Colorado corporate law.

        Accordingly, the provisions limiting or eliminating the potential monetary liability of directors apply only to the “duty of care” of directors. The provision is not retroactive to limit liability for acts or omissions occurring prior to the date of its adoption by shareholders.

        Colorado adopted this provision in 1987 in response to the increased expense and limited availability of directors’ liability insurance, plus the significant increase in the number and magnitude of lawsuits against directors. These developments threatened the quality and stability of the governance of Colorado corporations because the directors were unwilling, in many instances, to serve without protection against claims arising out of their services, and because of the deterrent effect increased litigation had on entrepreneurial decision-making. Prior to the adoption of this provision, Colorado had no statutory limitations on liability of directors, although Colorado case law generally provided that directors are not liable to a corporation and its shareholders for losses caused by directors’ honest mistakes of judgment.

        If the amendment is adopted, the Company or a shareholder will be able to prosecute an action against a director for monetary damages for breach of fiduciary duty only if it can be shown that such damages have been caused by a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit, or an illegal act, as specified in Colorado law.

        The amendment will not limit or eliminate the right of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s duty of care. The amendment will not apply to any act or omission occurring prior to the effective date of this amendment to the Articles of Incorporation. In addition, the amendment applies only to claims against a director arising out of his or her serving as a director, rather than any duties arising in serving as an officer or in any other capacity; and it does not apply to a director's responsibilities under any other law, such as the federal securities laws.

        Indemnification. Colorado law permits a corporation to indemnify directors, officers, employees, or agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and attorneys’ fees paid or incurred in connection with any proceeding, other than an action by or in the right of the corporation, to which the director, officer, employee or agent may be a party, provided he shall have acted in good faith and shall have reasonably believed (a) in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the corporation, or (b) in the case of a criminal proceedings, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the corporation against a director, officer, employee or agent, the corporation has the power to indemnify a director, officer, employee or agent for reasonable expenses incurred in connection with the suit (a) if the persons acted in good faith and in a manner in or not opposed to the best interests of the corporation, and (b) if found liable to the corporation, only if ordered by a court of law. This section is not exclusive of any other indemnification rights which may be granted by a corporation to its director, officers, employees or agents.

        The Board is proposing an amendment to our Articles to provide for mandatory indemnification of directors and officers to the fullest extent permitted by, and in accordance with, Colorado law, and to permit indemnification of other persons to the extent authorized from time to time by the Board of Directors. The right to indemnification will be a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided there is an agreement to repay all amounts so advanced if it is ultimately determined that the person is not entitled to be indemnified for such expenses.

Management Recommendation and Required Vote

        The Board of Directors recommends a vote “FOR” Proposal Four. Even though the Company currently maintains directors' liability insurance, the Board believes additional protection is required to encourage qualified persons to serve as directors. Our directors face a potential conflict of interest in recommending to the shareholders amendments that relieve them of certain liabilities to the shareholders or to the Company. However, the Board of Directors believes these Amendments will encourage capable individuals to continue to agree to serve as directors and that adoption of Proposal Four is therefore in the best interests of the Company.

        The affirmative vote of at least two-thirds of all outstanding shares is required to approve Proposal Four.

PROPOSAL FIVE:

Ratification of Appointment of Auditors

        The Board of Directors has appointed Grant Thornton LLP as the Company’s independent auditors for the year 2001. Although shareholder approval of this appointment is not required by law or binding on the Board, we believe that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Grant Thornton LLP, the Board will consider this vote in determining whether or not to continue the engagement of Grant Thornton LLP.

        The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Grant Thornton LLP. The ratification must be approved by a majority of the votes cast at the meeting.

        We do not expect representatives of Grant Thornton LLP, or of our prior auditors, Causey Demgen & Moore Inc., to be present at the meeting..

        Change in Auditors. Causey Demgen & Moore Inc. served as the Company’s independent certified public accountant for the fiscal year ended December 31, 2000. On July 23, 2001, we dismissed Causey, Demgen & Moore Inc. and engaged Grant Thornton LLP as our independent accountants. Our Board of Directors approved these decisions.

        The report of Causey Demgen & Moore Inc. on our financial statements for the year ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified as to audit scope or accounting principles. In connection with the audit for the year ended December 31, 2000, and from December 31, 2000 to July 23, 2001, we did not have any disagreements with Causey Demgen & Moore Inc. on any matter of accounting principles and practices, financial statement disclosure or auditing scope or procedure.

        Before we engaged Grant Thornton LLP, we did not consult with that firm about any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that they might issue on our financial statements.

        We reported this change of accountants in a Form 8-K Current Report dated July 23, 2001, filed with the Securities and Exchange Commission on July 27, 2001. We requested that Causey Demgen & Moore Inc. review that filing and furnish a letter, addressed to the Commission, containing any new information, clarification, or any respect in which it did not agree with the statements we made in that report. Causey Demgen & Moore Inc.‘s letter, stating that they had read the report and agreed with the disclosure, was filed as an exhibit to the Form 8-K Current Report.

        We initially engaged Causey, Demgen & Moore Inc. on April 20, 2000 as our independent accountants for the year ended December 31, 2000. Skeehan & Company had previously served as the Company’s independent auditors. The reports of Skeehan & Company for the fiscal years ended December 31, 1998 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to audit scope or accounting principles. However, the reports did include a paragraph concerning uncertainties relating to the Company’s ability to continue as a going concern. Our Board approved the decision to change accountants.

        In connection with the audits for the years ended December 31, 1998 and 1999, and from December 31, 1999 to April 20, 2000, we had no disagreements with Skeehan & Company on any matter of accounting principles and practices, financial statement disclosure or auditing scope or procedure.

        We did not consult with Causey, Demgen & Moore, Inc. with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to our financial statements, before we engaged that firm.

        We reported this change of accountants and related information in a Form 8-K Current Report dated April 20, 2000, filed with the Securities and Exchange Commission on April 24, 2000. The Company requested that Skeehan & Company review the disclosures contained in that filing and furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Registrant’s expression of its views, or the respect in which it does not agree with the statements made by the Company in that report. Skeehan & Company’s letter, stating that they had read the report and agreed with the disclosure, was filed as an exhibit to the Form 8-K Current Report.

AUDIT MATTERS

        Audit Fees. Causey Demgen & Moore Inc. billed us in the aggregate $45,000 for fees for professional services rendered in connection with the audit of our annual financial statements for the year ended December 31, 2000 and reviews of financial statements included in our Forms 10-QSB for 2000. No other fees were paid to Causey Demgen & Moore Inc.

        Audit Committee Report. For the year ended December 31, 2000, the full Board of Directors undertook the activities and responsibilities later delegated to its audit committee. The audit committee was formed on September 10, 2001, and has scheduled a meeting immediately following the annual meeting to adopt a written charter. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Board reviewed with management the audited financial statements in the Company’s Annual Report on Form 10-KSB and approved audited financial statements for inclusion in the Annual Report on Form 10-KSB for the year ended December 31, 2000. The Board has also recommended, subject to shareholder approval, the selection of new Company independent auditors for fiscal 2001.

        The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Board reviewed, but did not discuss with its fiscal 2000 auditors, SAS 61 matters. The Board received written disclosures and a letter from its fiscal 2000 auditors as required by Independence Standards Board Standard No. 1, but did not discuss the matter of auditor independence from management and the Company with the Company’s fiscal 2000 auditors.

                                                                                                                                            Report submitted by:

                                                                                                                                            The Board of Directors
                                                                                                                                            Robert K. Brooks, Director
                                                                                                                                            John Jenkins, Director
                                                                                                                                            William R. Hipp, Director

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

        The following table sets forth information regarding compensation paid during the past three fiscal years to the Company’s Chief Executive Officer and to any of the Company’s four most highly compensated executive officers who earned total salary and bonus in excess of $100,000 per year during the year ended December 31, 2000.

                                   Annual Compensation                    Long Term Compensation
                                   -------------------                    ----------------------
                                                                                Awards            Payouts
                                                                                ------            -------
   Name and                                                          Restricted      Securities
   principal                                        Other annual       stock         underlying     LTIP     All other
    position      Year        Salary     Bonus      compensation       awards       Options/SARs   payouts  compensation
   ---------      ----        ------     -----      ------------     ----------     ------------   -------  ------------
                               ($)         ($)           ($)            ($)              (#)           ($)     ($)
      (a)         (b)          (c)         (d)           (e)            (f)              (g)           (h)     (i)

John Jenkins,
President and     2000(1)       -0-         -0-       $58,230(2)         -0-             -0-           -0-     -0-
CEO
L.W. Buxton,
President         2000(1)   $210,000(3)     -0-           -0-            -0-          80,000(4)        -0-     -0-

Louis C. Coppage  1999          -0-         -0-           -0-            -0-             -0-           -0-     -0-
                  1998          -0-         -0-           -0-            -0-             -0-           -0-     -0-

______________________

(1)	Mr. Jenkins became the Company's CEO and President in November 2000, succeeding Mr. Buxton as President.
(2)	Represents compensation paid pursuant to a consulting agreement before Mr. Jenkins’ formal employment by the Company.
(3)	Represents compensation paid to Mr. Buxton in all positions he held during the year.
(4)	These options are exercisable at $10.00 per share.

Option and Stock Appreciation Right Grants Table

        The following table sets forth information regarding the grant of options and stock appreciation rights during the year ended December 31, 2000, to any of our executive officers required to be named in the Summary Compensation Table.

              Number of Securities    Percent of total options/     Exercise or
              Underlying Options/   SARs granted to employees in    base price    Expiration
 Name           SARs granted (#)           fiscal year (%)            ($/Sh)         date
 ----           ----------------           ---------------            ------         ----
  (a)                 (b)                        (c)                   (d)           (e)
L.W. Buxton        80,000(*)                     5.7%                $10.00        03/09/05

Compensation of Directors

        In June 2000, we granted 5,000 options, exercisable at $10.82 per share, to each of our non-employee directors, Messrs. Brooks, Hipp, and Marafie. We paid no cash compensation to our directors for their services as directors during 2000.

Employment Contracts and Termination of Employment
and Change in Control Arrangements

        The Company has an employment agreement with John Jenkins that expires in January 2004, but will be renewed automatically for one-year periods unless written notice is provided by either party. Mr. Jenkins is paid an annual salary not less than $225,000 during the contract period. The agreement requires the Board to establish an incentive bonus program providing a reasonable opportunity for Mr. Jenkins to earn an annual bonus of up to 50% of his salary. Mr. Jenkins also was granted 300,000 stock options exercisable at $2.25 per share, which vest over the term of his employment. The Company is obligated to pay the premium on a term life insurance policy with a death benefit of $500,000 for which Mr. Jenkins names the beneficiary. If Mr. Jenkins terminates his employment within 90 days following change of control events, or at any time due to the Company’s material change of his employment conditions, or if he is terminated other than for cause, we are obligated to pay Mr. Jenkins his base salary then in effect for a period of 12 months following termination.

Certain Relationships and Related Transactions

        In March 1999, we settled an overdue $62,291 note payable to a non-affiliated third party for a cash payment of $35,000 and the issuance of shares valued at $15,000, for total consideration of $50,000 and a gain of $ 12,291 on settlement of debt. Louis Coppage, our President and CEO at the time, loaned the Company the $35,000 necessary for the payment of the settlement pursuant to a 10% promissory note with interest and principal due March 1, 2001. The promissory note was secured by 17,500 shares of Alliance Medical Corporation, a non-trading security, and provided an option to purchase those shares at a price of $2.00 per share for a period of up to one year following the repayment of the note. We had acquired the Alliance shares in connection with a previously contemplated business combination. In November 1999, we redeemed the note in exchange for 37,042 restricted common shares, based on a fair market value of $37,042.

        During fiscal 1999, we incurred $292,141 in compensation expense as a result of a July 1, 1998 consulting agreement with Estate Management Services (“EMS”), at that time a principal shareholder, for business development services. The agreement was terminated in November 1999 upon our payment of 49,048 restricted common shares. We also transferred to EMS 64,466 shares of Alliance Medical Corporation common stock, a non-trading security. We had acquired the Alliance shares in connection with a previously contemplated business combination.

OTHER MATTERS

        Management and the Board of Directors know of no matters to be brought before the meeting other than as set forth herein. However, if any other matters properly are presented to the shareholders for action at the meeting and any adjournments or postponements thereof, the proxy holders named in the enclosed proxy intend to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

SHAREHOLDER PROPOSALS

        Shareholder proposals must be received by the Company by May 23, 2002 to be considered for inclusion in the Company’s proxy statement and proxy for the 2002 Annual Meeting of Shareholders. Shareholder proposals must be received by the Company no later than September 20, 2002 in order to be presented at the 2002 Annual Meeting. Shareholder proposals should be submitted in writing to the attention of the Company Secretary.

___________________________________________________________________________

PROXY

__________________________________________________________________________

SAN HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints John Jenkins and Holly J. Burlage, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on Monday, October 29, 2001, at 10:00 a.m. and at any adjournment or adjournments thereof, upon the following proposals of the Company:

Proposal No. 1 - Election of Directors of the following nominees:
01 - John Jenkins, 02 - Robert K. Brooks, 03 - William R. Hipp

        _____    FOR all nominees
        _____   WITHHOLD all nominees
        _____    WITHHOLD authority to vote for any individual nominee (write number(s) of nominee below.)
                        ______________________________________________________________________________________

Proposal No. 2 - Amend Articles to Reduce Vote for Extraordinary Transactions and Amendments to Articles

                                         For  /   /         Against  /   /         Abstain  /   /

Proposal No. 3 - Increase Authorized Common Shares

                                         For  /   /         Against  /   /         Abstain  /   /

Proposal No. 4 - Amend Articles of Incorporation to Eliminate Director Monetary Liability And Increase Indemnification

                                         For  /   /         Against  /   /         Abstain  /   /

Proposal No. 5 - Ratification of Appointment of Grant Thornton LLP

                                         For  /   /         Against  /   /         Abstain  /   /

The shares represented hereby will be voted as you specify, but if no specification is made they will be voted for all director nominees and for the other proposals listed above. Unless otherwise specified, this proxy will be voted in accordance with the discretion of the proxies on any other business properly brought before the meeting.

Please mark, date and sign exactly as name appears hereon, including designation as executor, Trustee, etc. if applicable. A corporation must sign in its name by the President or other authorized officer. All co-owners and each joint owner must sign.

        RECEIPT OF ANNUAL REPORT AND PROXY STATEMENT HEREBY IS ACKNOWLEDGED

Date: ________________                               _____________________________________
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